Exhibit 10.1

STOCKHOLDERS AGREEMENT

by and among

CSQUARE, INC.

and

THE OTHER PARTIES HERETO

Dated as of [___], 2026

TABLE OF CONTENTS

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is entered into as of [__], 2026 by and among Csquare, Inc., a Delaware corporation (the “Company”), and each of the other parties identified on the signature pages hereto (the “Holders”).

RECITALS:

WHEREAS, in connection with, and effective upon, the date of completion of the Company’s initial public offering (“IPO”) of shares of its Common Stock (as defined below) (the “Closing Date”), the Company and the Holders wish to set forth their agreements with respect to certain governance matters concerning the Company.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

Article I

INTRODUCTORY MATTERS

Section 1.1             Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” means, with respect to any Person, (a) any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a general partner, partner, managing director, manager, officer, director or principal of the specified Person.

“Agreement” means this Stockholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Brookfield” means entities managed or controlled by Brookfield Corporation or its Affiliates, including BIF III GP (Cayman) L.P. and Dawn Topco L.P., and the successors of any of the foregoing.

“Brookfield Board Nominee” has the meaning set forth in Section 2.1(b).

“Business Day” means a day other than a Saturday, Sunday, U.S. federal or New York State holiday, Canadian federal holiday, Ontario provincial holiday or other day on which commercial banks in New York City or Toronto, Ontario are authorized or required by law to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be amended and/or restated from time to time.

“Change of Control” means the direct or indirect (x) merger, consolidation, refinancing or recapitalization as a result of which the holders of such Person’s issued and outstanding capital stock (or equivalent Equity Securities) immediately before such transaction own or control less than 50% of the voting power of the capital stock (or equivalent Equity Securities) of such Person or of the continuing or surviving entity immediately after such transaction or (y) acquisition (in one or more transactions) by any Person or Persons acting together or constituting a “group” under Section 13(d) of the Exchange Act together with any Affiliates thereof (other than equity holders of such Person as of the date hereof and their respective Affiliates) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) or control, directly or indirectly, of at least 50% of the total voting power of all classes of securities entitled to vote generally in the election of such Person’s board of directors or similar governing body.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and/or restated from time to time.

“Closing Date” has the meaning set forth in the Recitals.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Confidential Information” means any confidential and proprietary information, documents and materials of the Company and its Subsidiaries and all of the foregoing’s respective analyses, models, securities positions, purchases, sales, investments, competitive strategies, marketing plans, technology, activities, business, affairs or other transactions or matters, in each case that are provided by or on behalf of the Company or any of its Subsidiaries.

“Company Group Equity Linked Securities” means (x) any securities convertible into or exchangeable for, or any warrants or options or other rights to acquire, any capital stock, voting securities or equity interests of the Company or any of its Subsidiaries, (y) any warrants or options or other rights to acquire from the Company or any of its Subsidiaries, or any other obligation of the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any Company Group Equity Securities or (z) any rights that are linked in any way to the price of any Equity Securities of, or to the value of or of any part of, or to any dividends or distributions paid on any capital stock or other Equity Securities of, the Company or any of its Subsidiaries.

“Company Group Equity Securities” means any Equity Securities issued by the Company or any of its Subsidiaries or Company Group Equity Linked Securities.

“control” (including its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Director” means any member of the Board.

“Equity Security” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holders” has the meaning set forth in the Preamble.

“IPO” has the meaning set forth in the Recitals.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any order or decision of an applicable arbitrator or arbitration panel.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Representative” means, with respect to any Person, the investors, financing sources, partners, employees, officers, directors, managers, consultants and representatives of such Person.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of directors constituting the Board, counting vacancies.

Section 1.2            Construction. Interpretation of this Agreement shall be governed by the following rules of construction. Unless the context otherwise requires: (a) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (b) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including Exhibits hereto; (c) references to “$” or “Dollars” shall mean United States dollars; (d) the words “include,” “includes,” “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) provisions shall apply, when appropriate, to successive events and transactions; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) each of the Company and Brookfield has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement; (j) a reference to any Person includes such Person’s permitted successors and assigns; (k) references to “days” mean calendar days unless Business Days are expressly specified; (l) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (m) the terms “party”, “party hereto”, “parties” and “parties hereto” shall mean a party to this Agreement and the parties to this Agreement, as applicable, unless otherwise specified; (n) with respect to the determination of any period of time, “from” means “from and including”; (o) any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day; and (p) the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Unless otherwise specified, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time may be amended, supplemented, restated or modified, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

Article II

BOARD OF DIRECTORS

Section 2.1             Election of Directors.

(a)           Brookfield shall have the right, but not the obligation, to nominate for election to the Board: (i) so long as Brookfield beneficially owns 50% or more of the outstanding shares of Common Stock, a number of nominees equal to a majority of the Total Number of Directors or (ii) if Brookfield beneficially owns less than 50% of the outstanding shares of Common Stock, a number of Directors comprising a percentage of the Board in accordance with its beneficial ownership of Common Stock, for so long as Brookfield beneficially owns at least 5% of the outstanding shares of Common Stock. No delay by Brookfield in nominating any Brookfield Board Nominee shall impair its right to subsequently nominate its Brookfield Board Nominees. For purposes of calculating the number of Directors that Brookfield is entitled to nominate pursuant to clause (ii), any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., one and one quarter (1 1/4) Directors shall equate to two (2) Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(b)           In the event that Brookfield has nominated less than the total number of nominees that Brookfield is entitled to nominate for election to the Board pursuant to Section 2.1(a), Brookfield shall have the right, at any time, to nominate for election to the Board such additional nominees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporate actions, to the fullest extent permitted by applicable Law, to (x) enable Brookfield to nominate for election to the Board and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y)  effect the election or appointment of such additional individuals nominated by Brookfield to fill such newly-created directorships or to fill any other existing vacancies. Each such person whom Brookfield shall actually nominate pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “Brookfield Board Nominee”. The Brookfield Board Nominees shall be entitled to the same notice and information rights as all other members of the Board (or similar body) or its applicable Subsidiary or any member of the applicable committee thereof.

(c)           Vacancies. In the event that a vacancy is created at any time by the death, resignation, removal, disqualification or other cause of any Brookfield Board Nominee, including the failure of any Brookfield Board Nominee to be elected, Brookfield shall have the right to designate a replacement to fill such vacancy (but only if Brookfield would be entitled to nominate such designee pursuant to Section 2.1(a) or Section 2.1(b), as applicable). The remaining Directors and the Company shall, to the fullest extent permitted by applicable Law, take all actions necessary at any time and from time to time to cause the vacancy created thereby to be filled by the individual so designated by Brookfield and to cause the Board to elect such designee to the Board as soon as possible.

(d)           Assurances. The Company agrees, to the fullest extent permitted by applicable Law, to include in the slate of nominees recommended by the Board for election at any meeting of stockholders (and in any election by written consent) called for the purpose of electing directors the persons nominated pursuant to this Section 2.1 and to nominate and recommend each such individual to be elected as a Director as provided herein, and to use the same efforts to cause the election of such nominees as it uses to cause other nominees recommended by the Board to be elected, including soliciting proxies or consents in favor thereof. The Company is entitled, solely for the purposes set forth in this Section 2.1(d), to identify such individual as a Brookfield Board Nominee pursuant to this Agreement. The Company and the Directors shall, to the fullest extent permitted by applicable Law, take all actions necessary at any time and from time to time so that a Brookfield Board Nominee will not be removed from the Board without the approval of Brookfield, so long as Brookfield owns, beneficially or of record, at least 5% of the outstanding shares of Common Stock.

(e)           Corporate Opportunities. The Charter (and equivalent organizational documents of each Subsidiary of the Company) shall at all times include a waiver of any interest or expectancy of the Company or any such Subsidiary in, or in being offered an opportunity to participate in, any business opportunity, and of any other “corporate opportunity” or similar restriction, in favor of Brookfield and its Representatives to the fullest extent permitted by law, including pursuant to Section 122(17) of the Delaware General Corporation Law.

(f)            The Company and the Directors shall, to the fullest extent permitted by applicable Law, take all actions necessary at any time and from time to time to ensure that the Charter and Bylaws and the organizational documents of the Company’s Subsidiaries facilitate and implement the terms and conditions of, and do not at any time conflict with any provision of, this Agreement.

Article III

INFORMATION

Section 3.1             Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. For so long as Brookfield beneficially owns 3% or more of the outstanding shares of Common Stock, (A) the Company shall, and shall cause its Subsidiaries to, permit Brookfield and its designated Representatives, at reasonable times and upon reasonable prior notice to the Company, to inspect, review and/or make copies and extracts from the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary and (B) upon the written request of Brookfield, the Company shall, and shall cause its Subsidiaries to, provide Brookfield, in addition to other information that might be reasonably requested by Brookfield from time to time, (i) direct access to the Company’s auditors and officers, (ii) the ability to link Brookfield’s systems into the Company’s general ledger and other systems in order to enable Brookfield to retrieve data on a “real-time” basis, (iii) quarter-end reports, in a format to be prescribed by Brookfield, to be provided within 30 days after the end of each quarter, (iv) copies of all materials provided to the Board (or committee of the Board) at the same time as provided to the Directors (or members of a committee of the Board), (v) access to appropriate officers and directors of the Company and its Subsidiaries at such times as may be requested by Brookfield, as the case may be, for consultation with Brookfield with respect to matters relating to the business and affairs of the Company and its Subsidiaries, (vi) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, stock redemptions or repurchases, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the Charter or Bylaws or the organizational documents of any of its Subsidiaries, and to provide Brookfield with the right to consult with the Company and its Subsidiaries with respect to such actions, (vii) flash data, in a format to be prescribed by Brookfield, to be provided within ten (10) days after the end of each quarter and (viii) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries (all such information so furnished pursuant to this Section 3.1, the “Information”); provided, that Brookfield may waive, in its sole discretion, in whole or in part, any right to receive all or any portion of the Information contemplated by this Section 3.1 at any time. The Company agrees to consider, in good faith, the recommendations of Brookfield in connection with the matters on which the Company is consulted as described above. Subject to Section 3.2, Brookfield (and any party receiving Information from Brookfield) shall maintain the confidentiality of any Information received in accordance with Section 3.3, and the Company shall not be required to disclose any privileged Information of the Company so long as the Company has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to Brookfield without the loss of any such privilege.

Section 3.2             Sharing of Information. Individuals associated with Brookfield may from time to time serve on the Board or the equivalent governing body of the Company’s Subsidiaries. The Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning the Company and its Subsidiaries and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 3.1) share such information with other individuals associated with Brookfield. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as Directors (or members of the governing body of any Subsidiary) and enabling Brookfield, as an equityholder, to better evaluate the Company’s performance and prospects. The Company, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing.

Section 3.3             Confidential Information.

(a)           Confidentiality Obligations. Brookfield agrees that all Company Confidential Information is proprietary and confidential to the Company. Brookfield (on behalf of itself and its Representatives) (Brookfield in such context, the “Receiving Party”) agrees that it will not, during or after the term of this Agreement, whether through a Representative or otherwise, use Company Confidential Information or disclose Company Confidential Information to any Person for any reason or purpose whatsoever, except:

(i)              to authorized Representatives and employees of the Company or its Subsidiaries and as otherwise is proper in the course of performing the Receiving Party’s obligations hereunder or under any other agreement between such Receiving Party and the Company or its Subsidiaries, or as a member of the board of directors of any of the foregoing for the purpose of discharging such member’s fiduciary or other duties to the Company or its Subsidiaries, provided such member acts in good faith and in a manner such member reasonably believes to be in the best interests of the Company or its Subsidiaries;

(ii)             as part of such Receiving Party’s bona fide reporting or review procedures, or in connection with such Receiving Party’s bona fide fund raising or marketing (subject to the recipients thereof being bound by substantially similar confidentiality obligations and use restrictions as set forth herein);

(iii)            in accordance with Section 3.2;

(iv)           to such Receiving Party’s general partners, managing directors, principals, Representatives, agents, auditors, attorneys or other advisors on a “need to know” basis; provided, that the Receiving Party shall notify such Persons of the confidential nature of such Company Confidential Information and its obligations hereunder and instruct such Persons to abide by the confidentiality and use restrictions set forth herein applicable to such Persons (unless such Persons are otherwise already bound by a duty of confidentiality to such Receiving Party);

(v)            to any bona fide prospective purchaser of the Receiving Party or assets of the Receiving Party or the Company Group Equity Securities held by such Receiving Party, or bona fide prospective merger partner of such Receiving Party; provided, that such bona fide prospective purchaser or bona fide prospective merger partner agrees to be bound by provisions substantially similar to those set forth in this Section 3.3;

(vi)            in connection with the performance of any party’s obligations under this Agreement; or

(vii)          as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by Law, rule or regulation (including as part of any governmental or regulatory investigation or review, or to comply with the rules or regulations of the Securities and Exchange Commission); provided, that the Receiving Party required to make such disclosure shall, to the extent legally permissible, provide to the Company prompt written notice of any such requirement and shall cooperate with the Company in seeking a protective order or other appropriate remedy, to the extent applicable.

(b)           Compliance of Representatives. Brookfield shall, with respect to the Company Confidential Information, be liable to the Company for breaches of the confidentiality and use restrictions set forth herein by Brookfield and its Representatives. Notwithstanding the foregoing, no Person (including any investment fund managed by the Receiving Party or any portfolio company of any such investment fund) shall be deemed to be a Representative of the Receiving Party for purposes of this Section 3.3 or have any obligation hereunder unless such Person actually receives Company Confidential Information from, or on behalf of, the Receiving Party. Further, no portfolio company of the Receiving Party shall be deemed to be a Representative hereunder for purposes of this Section 3.3 solely due to the fact that one of the Receiving Party’s employees who has received or had access to Company Confidential Information serves as an officer or member of the board of directors (or similar governing body) of such portfolio company; provided, that such employee does not provide Company Confidential Information to the other directors, officers or employees of such portfolio company.

(c)           For purposes of this Section 3.3, “Company Confidential Information” shall not include, with respect to any Person, information: (i) which such Person (or its Affiliates) can demonstrate was already in the possession of such Person (or its Affiliates) prior to its receipt from the Company or any Subsidiary thereof lawfully and from a source not subject to any confidentiality obligation to such Person, the Company, their respective Affiliates or the foregoing’s respective Representatives, (ii) which such Person (or its Affiliates) can demonstrate was learned from sources other than the Company, its Affiliates or its Representatives and, that to the knowledge of such Person (or its Affiliates), is not bound by any duty of confidentiality to any Person in respect of such information, after such information was disclosed by the Company or its Subsidiaries, (iii) which is or becomes generally available to the public or the participants in the industry in which the Company and its Subsidiaries participate, other than as a result of a disclosure by such Person, any of its Affiliates or any of its or its Affiliates’ respective Representatives in violation hereof or (iv) which is independently developed by such Person or its Affiliates without use, reliance upon or reference to Company Confidential Information.

Article IV

OTHER RIGHTS

Section 4.1             Consent to Certain Actions.

(a)           Subject to the provisions of Section 4.1(b), without the prior written approval of Brookfield, the Company shall not, and shall (to the extent applicable) cause each of its Subsidiaries not to, take any of the following actions (or agree or commit to any of the following actions):

(i)              amend, modify or repeal (whether by merger, consolidation or otherwise) any provision of the Charter, the Bylaws or equivalent organizational documents of the Company’s Subsidiaries in a manner that adversely affects Brookfield;

(ii)             issue additional equity interests of the Company or any of its Subsidiaries, other than (A) any award under any stockholder-approved equity compensation plan, (B) any award under an equity compensation plan approved by a majority of the Brookfield Board Nominees, or (C) any intra-company issuance among the Company and its wholly-owned Subsidiaries;

(iii)            other than in the ordinary course of business with vendors, customers and suppliers, enter into or effect any (A) acquisition by the Company or any Subsidiary of the equity interests or assets of any Person, or of business, properties, assets or Persons, in any single transaction in excess of $100.0 million or (B) disposition of assets or equity interests of the Company or any Subsidiary in any single transaction in excess of $100.0 million;

(iv)            incur indebtedness for borrowed money, in a single transaction or a series of related transactions, aggregating to more than $100.0 million, except for (A) borrowings under a revolving credit facility that has previously been approved or is in existence on the Closing Date, (B) borrowings under a series of variable funding notes that has previously been approved or is in existence on the Closing Date, or (C) intercompany indebtedness;

(v)            merge or consolidate with or into any other entity, or transfer (by lease, assignment, sale or otherwise) all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, to another entity, or enter into or agree to undertake any transaction that would constitute a Change of Control (other than, in each case, transactions among the Company and its wholly-owned Subsidiaries);

(vi)            undertake any liquidation, dissolution or winding up of the Company or any material Subsidiary of the Company;

(vii)           effect any material change in the nature of the business of the Company and its Subsidiaries, taken as a whole; or

(viii)          change the size of the Board.

(b)           The approval rights set forth in Section 4.1(a) shall terminate at such time as Brookfield no longer beneficially owns at least 20% of the outstanding shares of Common Stock.

Article V

GENERAL PROVISIONS

Section 5.1             Termination. Unless earlier terminated by the mutual agreement of all the parties hereto, this Agreement shall terminate with respect to Brookfield upon such time it ceases to own any shares of Common Stock. Except as otherwise provided herein, if Brookfield disposes of all of its shares of Common Stock, Brookfield shall cease to be a party to this Agreement and shall have no further rights or obligations hereunder.

Section 5.2             Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by electronic transmission, mailed by first-class mail or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, sent by electronic transmission or upon actual delivery by reputable overnight courier service (as indicated in such courier service’s records).

The Company’s address is:

Csquare, Inc.
3100 Olympus Blvd., Suite 510
Coppell, TX 75019
Attention: Catherine Smith, Chief Legal Officer
E-mail: catherine.smith@csquare.com

with a mandatory copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Brian M. Janson and Ravi Purohit
E-mail: bjanson@paulweiss.com; rpurohit@paulweiss.com

Brookfield’s address is:

c/o Brookfield Corporation
181 Bay Street, Suite 100
Toronto, Ontario M5J 2T3
Canada
Attention: Mark Murski and Keir Hunt
E-mail: mark.murski@brookfield.com; keir.hunt@brookfield.com with a copy (not constituting notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Brian M. Janson and Ravi Purohit
E-mail: bjanson@paulweiss.com; rpurohit@paulweiss.com

Section 5.3            Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified, and any provision hereof may be waived, from time to time by an instrument in writing signed by the Company and Brookfield. Upon obtaining any such consent, (x) any amendment, modification, supplement or waiver of this Agreement may be implemented and reflected in writing executed solely by the Company and Brookfield and (y) each other party to this Agreement shall be deemed a party to and bound by such amendment, modification, supplement or waiver. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. Any amendment, supplement or modification to this Agreement and any waiver of any term hereof effected in accordance with this Section 5.3 shall be binding on each party hereto and all of such party’s successors and permitted assigns, whether or not such successor or permitted assign entered into or approved such amendment, supplement or modification. Consent or refusal to consent to any amendment, supplement, modification or waiver may be given or withheld by a party in its sole discretion.

Section 5.4            Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, Brookfield being deprived of the rights contemplated by this Agreement.

Section 5.5            Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that Brookfield shall be entitled to assign, in whole or in part, to any of its Affiliates without such prior written consent any of its rights hereunder.

Section 5.6            Third Parties. Except as provided for in Section 3.2 with respect to Brookfield, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 5.7             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

Section 5.8             Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division), or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 5.2. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 5.9             Specific Performance. Each party to this Agreement acknowledges that a remedy at Law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief). Each party to this Agreement further agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages or that there is an adequate remedy at Law.

Section 5.10           Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. Except as set forth in the first sentence of this Section 5.10, this Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 5.11         Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 5.12           Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.13          Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

Section 5.14           Effectiveness. This Agreement shall become effective upon the Closing Date.

Section 5.15           No Third Party Beneficiaries. Except as expressly provided in this Agreement, none of the provisions in this Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Agreement, their respective heirs, executors, administrators, successors and assigns and, with respect to Section 5.17 only, Related Parties. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

Section 5.16           Changes in Company Group Equity Securities. If, and as often as, there are any changes in the Company Group Equity Securities by way of a dividend, distribution, stock split or combination, reclassification, recapitalization, exchange or readjustment, whether in a merger, consolidation, conversion or similar transaction, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to Company Group Equity Securities as so changed.

Section 5.17           No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or otherwise, and notwithstanding the fact that any Holder may be a partnership, limited liability company, corporation or other entity, each party hereto covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered by any Person pursuant hereto or otherwise shall be had against Brookfield or any of its former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each a “Related Party” and collectively, the “Related Parties”), in each case other than (subject, for the avoidance of doubt, to the provisions of this Agreement) each party hereto or any of its respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any party hereto or any of its respective assignees under this Agreement or any documents or instruments delivered by any Person pursuant hereto for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 5.17 shall relieve or otherwise limit the liability of any party hereto or any of its respective assignees for any breach or violation of its obligations under such agreements, documents or instruments.

Section 5.18           Issuance of Additional Securities. If additional Company Group Equity Securities are issued to Brookfield at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities or loans of the Company (or its Subsidiary, as applicable) exercisable for or exchangeable into Company Group Equity Securities, such additional Company Group Equity Securities, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

Section 5.19          Aggregation. All Company Group Equity Securities beneficially owned by Brookfield and its Affiliates shall be aggregated together, in each case for purposes of determining the rights or obligations of Brookfield, or the application of any restrictions to Brookfield, under this Agreement, in each instance in which such right, obligation or restriction is determined in respect of or with reference to any percentage interest or ownership of Company Group Equity Securities, including in connection with any right pursuant to Article IV.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY

CSQUARE, INC.

By:
	Name:	Catherine Smith
	Title:	Chief Legal Officer

[Signature Page to Stockholders Agreement]

BROOKFIELD

DAWN TOPCO, L.P.

by its general partner, BIF III GP (CAYMAN) L.P.

by its general partner, BIF III GP BERMUDA LIMITED

By:
Name:
Title:

[Signature Page to Stockholders Agreement]